Exhibit 10.2

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Second Amended and Restated Employment Agreement, made and entered into effective as of August 15, 2009 (the “Amendment”), amends that certain Second Amended and Restated Employment Agreement dated effective as of January 1, 2009 (the “Original Agreement”) by and between United Online, Inc. (the “Company”), and Frederic A. Randall, Jr.  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Original Agreement.

RECITALS

WHEREAS, Mr. Randall has been offered and has voluntarily accepted the position of Executive Vice President and Chief Strategy Officer of the Company, effective August 15, 2009, thereby voluntarily relinquishing his position as the Company’s Executive Vice President, General Counsel and Secretary as of that date; and

WHEREAS, the parties desire to amend the Original Agreement to reflect the change in Mr. Randall’s position and such other revisions to the Original Agreement as are described herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             The definition of “Company” as set forth in the recitals of the Original Agreement is hereby removed and replaced in its entirety as follows:

“For purposes of this Agreement, the term “Company” shall mean United Online.”

2.             Section 2.1 of the Original Agreement is hereby removed and replaced in its entirety as follows:

“Employee shall serve as Executive Vice President and Chief Strategy Officer of the Company.  In this capacity, Employee shall perform such customary, appropriate and reasonable executive duties as are usually performed by the Chief Strategy Officer, including but not limited to strategic planning and acquisitions, and such duties as are delegated to him from time to time by the Chief Executive Officer of the Company.  Employee shall report directly to the Company’s Chief Executive Officer.”

3.             All other references in the Original Agreement to “Executive Vice President and General Counsel” of the Company, including but not limited to the reference in the second paragraph of Section 4.2(e), shall hereafter be deemed to refer to “Executive Vice President and Chief Strategy Officer.

4.             Sections 3.3(c) and 3.3(d) of the Original Agreement are hereby deleted in their entirety.

5.             The term “Competitive Business Activity” in Section 5 of the Original Agreement is hereby removed and replaced in its entirety as follows:

“The term ‘Competitive Business Activity’ shall mean any business, activity or endeavor that the Company or any of its subsidiaries or other affiliates is currently engaged in or that the Company or any of its subsidiaries or other affiliates engages in, or has agreed to acquire or engage in (including, but not limited to, by merger, asset acquisition or similar transaction), at any time during the period you are employed by the Company, currently including, but not limited to, the business of providing (i) floral and related products and services to consumers and retail florists, as well as to other retail locations offering floral and related products and services, (ii) online social networking services, (iii) online loyalty marketing services and loyalty rewards programs, and/or (iv) Internet access services, Internet security services, Web hosting services and email.”

6.             The second paragraph of Section 7 of the Original Agreement is hereby deleted in its entirety.

7.             Appendix A attached to the Original Agreement is hereby removed and replaced in its entirety as set forth on Appendix A attached hereto.

8.             Except as modified by this Amendment, all the terms and provisions of the Original Agreement shall continue in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment on the date specified therefor below.

/s/ Frederic A. Randall, Jr.
Frederic A. Randall, Jr.

UNITED ONLINE, INC.

By:	/s/ Mark R. Goldston
Mark R. Goldston
Chairman, President and Chief Executive Officer

Appendix A

“Change in Control” of United Online shall mean a change in ownership or control of United Online effected through any of the following transactions:

“United Online” shall mean United Online, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of United Online, Inc.

“Board” shall mean United Online’s Board of Directors.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i)            a merger or consolidation approved by United Online’s stockholders, unless securities possessing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and substantially in the same proportion, by the persons who beneficially owned United Online’s outstanding voting securities immediately prior to such transaction,

(ii)           the sale, transfer or other disposition of all or substantially all of United Online’s assets approved by United Online’s stockholders,

(iii)          the acquisition, directly or indirectly by any person or related group of persons (other than United Online or a person that directly or indirectly controls, is controlled by, or is under common control with, United Online), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of United Online’s outstanding securities, or

(iv)          a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.